Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated March 17, 2025, with respect to the consolidated financial statements of AlTi Global, Inc. Philadelphia, Pennsylvania March 17, 2025